UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

October 6, 2021

Date of Report (Date of earliest event reported)

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-15536	23-2428543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Ident. No)

105 Leader Heights Road, PO Box 2887, York, Pennsylvania	17405-2887
(Address of principal executive offices)	(Zip Code)

717-747-1519

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $2.50 par value	CVLY	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On October 6, 2021, the Board of Directors of Codorus Valley Bancorp, Inc. (the "Company") sent a letter to Driver Management Company LLC ("Driver"). The letter responds to recent correspondence from Driver, noting the Board's concerted efforts to constructively engage with Driver over the past several months and the Board's strong disagreement with Driver's mischaracterizations about the Company's Board and management. The Company will always strive to maintain a regular and collaborative dialogue with all shareholders, including Driver.

A copy of the letter is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	99.1	Letter to Driver Management Company LLC dated October 6, 2021

	104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8K to be signed on its behalf by the undersigned, thereunto duly authorized.

Codorus Valley Bancorp, Inc.

Date:	October 6, 2021	By: /s/ Larry D. Pickett
Larry D. Pickett, CPA
Treasurer
(Principal Financial and Accounting Officer)

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